UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2024

PRIMIS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive, Suite 900
McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
COMMON STOCK	FRST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01         Changes in Registrant’s Certifying Accountant.

Item 4.01(b)— New Independent Registered Public Accounting Firm Engaged

On September 19, 2024, the Audit Committee of Primis Financial Corp. (the “Company”) appointed Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and on October 16, 2024 Crowe formally accepted the Company’s appointment as independent registered public accounting firm.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through October 16, 2024, neither the Company nor anyone acting on its behalf consulted with Crowe regarding any matter or event that would require disclosure under Item 304(a)(2) of Regulation S-K, except as set forth below:

For the 2022 fiscal year, management prepared an internal memo detailing the accounting for an agreement with a third-party to originate a consumer loan portfolio for the Company (the “Agreement”). The Company consulted with Crowe in preparation of that memo regarding the appropriate allocation of certain revenue and expense items associated with the Agreement. Crowe provided advice on those allocations and relevant literature as management completed its analysis in the memo without providing an opinion on the accounting conclusions reached. During the audit of the Company’s 2023 fiscal year financial statements by the Company’s previous independent registered public accounting firm, Forvis Mazars, LLP (“Forvis”), the Company engaged a different accounting advisory firm to provide accounting advice on the Agreement and, ultimately, pursued a consultation with the Securities and Exchange Commission (the “SEC”). As previously disclosed on the Company’s Form 8-K filed on August 12, 2024, the SEC consultation was completed on August 9, 2024. As a result of the consultation with the subsequently engaged accounting advisory firm and in connection with the consultation with the SEC, management determined the accounting for the Agreement should be revised and the Company has reflected the change in accounting for the Agreement in its 2022 and 2023 fiscal year results in its 2022 Form 10-K/A and 2023 Form 10-K which has been audited by Forvis.

As previously disclosed on the Company’s Form 8-K filed on September 23, 2024, Forvis notified the Company on September 17, 2024 that Forvis determined to decline to stand for reappointment as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The Company will continue to engage Forvis for the restatement of the Company’s previously-issued unaudited interim consolidated financial statements as of and for the three months ended March 31, 2023, the three and six months ended June 30, 2023, and the three and nine months ended September 30, 2023 (as previously disclosed on the Company’s Form 8-K filed on March 1, 2024), and review of the Company’s interim financial statements for the quarter ending March 31, 2024.

The Company provided Forvis with a copy of the disclosures contained in this Form 8-K and requested that Forvis furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Forvis’ letter, dated October 17, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter dated October 17, 2024 from Forvis Mazars, LLP to the Securities and Exchange Commission
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMIS FINANCIAL CORP.

	By:	/s/ Matthew A. Switzer
October 17, 2024		Matthew Switzer
Chief Financial Officer